Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-206559 and 333-208139) and Form S-8 (Nos. 333-127717, 333-136728 and 333-195988) of IsoRay, Inc. and Subsidiaries of our reports dated September 8, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ DeCoria, Maichel & Teague, P.S.

Spokane, Washington

September 8, 2016